UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 31, 2003

Leopard Capital Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1574 Gulf Road  #1505
Point Roberts, WA  98281
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 1.  Change in Control

On December 31, 2003, an Agreement for Share Exchange was signed whereby Leopard Capital Inc. ("LPDC") would issue 19,935,000 shares of $0.001 par value voting common stock in exchange for 30,000,0000 common shares, constituting 100% of the issued and outstanding common stock, of China Expert Network Company Limited, a Hong Kong corporation.  In addition, there would be 1,400,000 shares of $0.001 par value voting common stock issued to consultants of the Company.  Upon completion of such share exchange, China Expert Network Company Limited would become a wholly-owned subsidiary of Leopard and the current stockholders of China Expert Network Company Limited would become the controlling shareholders of Leopard Capital Inc.  Following the share exchange, Leopard will have 22,063,470 shares of common stock outstanding.

China Expert Network Company Limited's wholly-owned subsidiary, Expert Network ( Shenzen) Company Limited is established in the People's Republic of China.  Both companies are providers of computer network system integration and related services.

Prior to this planned Share Exchange, Leopard Capital Inc. had 728,471 shares of common stock outstanding, taking into account the 13 new shares for 10 old shares forward stock split on December 29, 2003.  Leopard has no shares of preferred stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leopard Capital Inc.

Registrant

Date: December 31, 2003	/s/ Terry G. Cook

Terry G. Cook
President and Director